UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 24, 2019

GENERATION ALPHA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

853 Sandhill Avenue, Carson, California 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 24, 2019, Generation Alpha, Inc. (the “Company”) and Extracting Point, LLC, a wholly-owned subsidiary of the Company (“Extracting Point”) entered into a Deed in Lieu of Foreclosure Release and Settlement Agreement (the “Settlement Agreement”) with Michael Cannon and Jennifer Cannon, Trustees of the Core 4 Trust dated February 29, 2016 (the “Trust”). Pursuant to the Settlement Agreement, Extracting Point executed a Deed in Lieu of Foreclosure (the “Deed”), conveying the real property located at 2601 West Holly Street in Phoenix, Arizona to the Trust.

In exchange, the Trust agreed to release the Company and Extracting Point from all their obligations under the loan agreement, dated April 2, 2019 by and between Extracting Point and the Trust (the “Loan Agreement”), the installment note – interest included, dated April 2, 2019 in the original principal amount of $3,500,000 issued by Extracting Point in favor of the Trust (the “Note”), the deed of trust and assignment of rents, dated April 2, 2019 between Extracting Point and Thomas Title & Escrow, for the benefit of the Trust (the “Deed of Trust”) and the corporate guaranty by the Company, dated April 2, 2019 (the “Guaranty”). Pursuant to the Settlement Agreement, the Loan Agreement, the Note, the Deed of Trust and the Guaranty were terminated. In addition, the warrant issued by the Company on April 2, 2019 to the Trust to purchase 1,000,000 shares of the Company’s common stock was returned to the Company and canceled.

Extracting Point was delinquent in payment under the Note, and the Trust informed Extracting Point and the Company that unless payment was made current or an agreement reached between the parties, the Trust would declare Extracting Point in default, call the entire Note due and payable, record a notice of default of the Deed of Trust, and take any other actions it deemed necessary or appropriate against the Company and Extracting Point.

The foregoing descriptions of the Settlement Agreement and Deed are qualified in their entirety by reference to the full text of the Settlement Agreement and Deed, which are incorporated by reference as exhibits 10.01 and 10.02, respectively, hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	Form of Deed in Lieu of Foreclosure Release and Settlement Agreement, dated May 24, 2019, by and among Extracting Point, LLC, Generation Alpha, Inc. and Michael Cannon and Jennifer Cannon, Trustees of the Core 4 Trust Dated February 29, 2016.
10.02	Form of Deed in Lieu of Foreclosure, dated May 24, 2019, issued by Extracting Point, LLC in favor of Michael Cannon and Jennifer Cannon, Trustees of the Core 4 Trust Dated February 29, 2016.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERATION ALPHA, INC.

Date: June 4, 2019	By:	/s/ TIFFANY DAVIS
Tiffany Davis
Chief Operating Officer

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